UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 18, 2025

ALTISOURCE PORTFOLIO SOLUTIONS S.A.
(Exact name of Registrant as specified in its Charter)

Luxembourg	001-34354	98-0554932
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
33, Boulevard Prince Henri
L-1724 Luxembourg
Grand Duchy of Luxembourg
(Address of principal executive offices including zip code)
+352 2060 2055
(Registrant’s telephone number, including area code)
NOT APPLICABLE
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.01 par value	ASPS	NASDAQ Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying
with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.	☐

Item 3.03 Material Modification to Rights of Security Holders.
To the extent required by Item 3.03 of Form 8-K, the information contained in Item 5.03 herein is incorporated by reference into this Item 3.03.
Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
On February 18, 2025, the Company held an extraordinary general meeting of shareholders (the “Extraordinary General Meeting”) before a Luxembourg notary public for the purposes of amending the Company’s articles of association (the “Amended Articles”), which implemented two amendments (collectively, the “Amendments” and each an “Amendment”) to the Company’s prior Amended and Restated Articles of Incorporation (the “Prior Articles”), which Amendments were approved by the Company’s shareholders at the Extraordinary General Meeting, as previously disclosed by the Company on a Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission on February 18, 2025.
The first Amendment amended Article 5 of the Prior Articles to (i) cancel the nominal value of all existing shares of Altisource’s common stock (the “Common Stock”), and (ii) decrease the par value of the Common Stock from US$1.00 per share to US$0.01 per share through a decrease of the share capital of the Company by an amount of thirty million four hundred and seventy-seven thousand fifty-seven and ninety-three cents United States Dollars (US$30,477,057.93) without cancellation of shares of Common Stock, in order to bring the share capital of the Company from former amount of thirty million seven hundred eighty-four thousand nine hundred seven United States Dollars (US$30,784,907) to an amount of three hundred and seven thousand eight hundred forty-nine and seven cents United States Dollars (US$307,849.07) represented by thirty million seven hundred and eighty-four thousand nine hundred seven (30,784,907) shares of the Company’s common stock without designation of nominal value, and by allocating thirty million four hundred and seventy-seven thousand fifty-seven and ninety-three cents United States Dollars (US$30,477,057.93) derived from the share capital decrease to the share premium account of the Company.
The second Amendment increased the number of shares the board of directors of Altisource (the “Board”) is authorized to issue from 100,000,000 to 250,000,000 and renewed the authority of the Board to issue shares by (i) amending Article 6 of the Prior Articles to renew and amend the authorization of the Board to (a) issue shares of Common Stock, within the limits of Altisource’s authorized share capital of up to two million and five hundred thousand United States Dollars (US$2,500,000) divided into two hundred fifty million (250,000,000) shares of the Company’s common stock without nominal value and, (b) issue any warrants, options, or other similar instruments exercisable into shares and rights to subscribe for shares and set the terms and conditions of these instruments, each for a term of five years and, in connection with any such issuance, to limit or cancel the preferential subscription rights of shareholders, and (ii) acknowledging receipt of the report issued by the Board pursuant to article 420-26 (5) of the Luxembourg Law of 10 August 1915 on commercial companies, as amended.
The foregoing description of the Amended Articles does not purport to be complete, and such description is qualified in its entirety by reference to the full text of the Amended Articles filed as Exhibit 3.1 to this Current Report on Form 8-K and incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description
3.1	Amended and Restated Articles of Incorporation of Altisource Portfolio Solutions S.A.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: February 24, 2025

Altisource Portfolio Solutions S.A.

By:	/s/ Michelle D. Esterman
Name:	Michelle D. Esterman
Title:	Chief Financial Officer